Exhibit 10.27

MASTER LEASE AGREEMENT	NUMBER 4168852 DATED November 9, 2005

Lessee Legal Name: DUCKWALL-ALCO STORES, INC.
Address: 401 Cottage Street
City, State, Zip: Abilene, KS 67410-2832
State and Type of Organization: Kansas Corporation

        This MASTER LEASE AGREEMENT (“Lease Agreement”), made as of the above date, is entered into by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, “Lessor”), having a place of business at 44 Old Ridgebury Road, Danbury, CT 06810, and the Lessee named above (“Lessee”), having its principal place of business at the address set forth above.

    1.        LEASE AGREEMENT: Pursuant to the terms of this Lease Agreement, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor all of the equipment, related replacements, parts, additions, software, accessories, alterations and repairs incorporated therein or affixed thereto, together with any items included on the related Lease Schedule (the “Schedule”) including, but not limited to, training, maintenance, services, license agreements, etc. (the “Equipment”) listed in the Schedule(s) related hereto which are or may from time to time be executed by Lessor and Lessee. This Lease Agreement is a master lease and each Schedule is subject to the terms of this Lease Agreement. Each Schedule shall be treated as a separate lease (the “Lease”) with respect to the Equipment covered by such Schedule. In the event of any conflict between the language of this Lease Agreement and any Schedule entered into pursuant hereto, the language of the Schedule shall prevail with respect to that Schedule and the Equipment covered thereby. Capitalized terms used and not defined herein shall mean and refer to the corresponding items on the applicable Schedule. Lessor may also finance the fees (the “Fees”) for any of the following, if specified on a Schedule: (i) software licenses (the “Software”) granted by the “Supplier” (as defined by UCC Section 2A-1-103(x)) pursuant to a separate licensing agreement between such Supplier and Lessee; and (ii) services relating to the transportation, delivery, installation, maintenance or operation of the Equipment (the “Services”) provided by the Supplier of the Equipment pursuant to a separate agreement between such Supplier and Lessee. The parties agree that this Lease Agreement and each Lease is and shall be a “Finance Lease” as defined by Section 2A-103(g) of the Uniform Commercial Code (“UCC”). Lessee acknowledges (a) that Lessee has reviewed and approved any written “Supply Contract” (as defined by UCC Section 2A-103(y)) covering the Equipment purchased from the Supplier and thereafter leased to Lessee or (b) that Lessor has informed or advised Lessee, in writing, either previously or by this Lease Agreement of the following: (i) the identity of the Supplier; (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract.

    2.        TERM: This Lease Agreement shall commence as of the above date, provided Lessor accepts this Lease Agreement in writing and shall continue as long as any Schedule is in effect. The term of a Schedule (the “Term”) shall commence upon the Acceptance Date (as defined in Section 4) of the Equipment and/or Software described in the applicable Schedule, and shall continue for the number of months or other period set forth in such Schedule, beginning with the first month (or other applicable period) commencing after the Acceptance Date, unless such term has been extended or otherwise modified in writing executed by Lessor and Lessee. Lessee’s execution of a Schedule shall evidence its binding commitment to lease the Equipment described therein upon the terms and conditions of this Lease Agreement and such Schedule.

    3.        PAYMENTS: Lessee shall pay Lessor the monthly (or other) rent and other amounts specified in the applicable Schedule (the “Payments”). Unless otherwise expressly provided in a Schedule, Payments shall be payable in advance on the first day of each month during the Term, beginning with the first month commencing after Acceptance Date. In addition to the Payments, any Advance Payment(s) specified on the Schedule and interim rent shall be due and payable on the first Payment date. Except as may otherwise be indicated in a Schedule or other rider or addendum hereto or thereto, Interim rent shall be in an amount equal to 1/30th of the applicable Rental Payment for each day from and including the Acceptance Date to and excluding the first Payment date. If a Schedule includes any Software or Services, the Payments specified include amounts to cover payment of the related Fees, as so expressly provided in a Schedule. Payments shall be payable at the mailing address of Lessor, as designated by Lessor from time to time.

    4.        ORDER AND ACCEPTANCE OF EQUIPMENT AND SOFTWARE: Lessee has selected or will select all of the Equipment, Software and Services and the Supplier(s) and therefore acknowledges that Lessor has not selected, manufactured, supplied or provided any Equipment, Software or Services. In reliance upon Lessee’s execution of and compliance with this Lease Agreement and assignment of Lessee’s purchase rights for the Equipment to Lessor, Lessor shall take assignment of Lessee’s purchase documents and/or Supply Contract(s) from its Supplier(s) (or in the alternative, Lessor shall issue its purchase order to the Supplier(s)), for the Equipment, Software and/or Services described in the applicable Schedule. As soon as practicable after the date on which the Equipment and Software have been delivered and determined by Supplier(s) to be ready for use at Lessee’s location, Lessee will execute a Certificate of Acceptance (and as applicable, staged Certificate(s) of Acceptance), provided by Lessor (the date or date(s), as applicable, of each such Certificate of Acceptance being an “Acceptance Date”). If prior to the Last Acceptance Date set forth in the Schedule (i) no Event of Default has occurred, (ii) Lessor receives such executed Certificate of Acceptance, all other documents and information required under this Lease Agreement, and any additional credit enhancement Lessor requires in connection with the related Schedule, and (iii) Lessor receives appropriate invoices and related documents from Supplier(s), Lessor shall pay the Supplier(s) for the Equipment and any Fees. (Any reference herein to a Certificate of Acceptance, shall also be deemed to refer to and include each and every staged Certificate of Acceptance, as applicable, as the context so requires.)

    5.        DELIVERY AND INSTALLATION: Lessee shall arrange with the Supplier(s) for delivery and installation of Equipment and Software under each Schedule. All Equipment and Software shall be shipped directly from Supplier(s) to Lessee. Lessor shall have no liability for any delay or failure by the Supplier(s) to deliver any Equipment, to license any Software or to perform any Services, or with respect to the selection, installation, testing, performance, quality, maintenance or support of the Equipment, Software or Services. Lessee, at its expense, will pay all transportation, packing, taxes, duties, insurance, installation, testing, maintenance and other charges in connection with the delivery, installation and use of the Equipment and Software, unless the related Service is included in the related Schedule.

    6.        DISCLAIMER: (a) LESSOR, NOT BEING THE SUPPLIER OR THE AGENT OF ANY SUPPLIER, MAKES NO WARRANTY, REPRESENTATION OR COVENANT, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATEVER, INCLUDING, BUT NOT LIMITED TO THE MERCHANTABILITY OF THE EQUIPMENT, SOFTWARE OR SERVICES OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THE DESIGN, QUALITY, CAPACITY OR CONDITION OF THE EQUIPMENT, SOFTWARE OR SERVICES, COMPLIANCE OF THE EQUIPMENT, SOFTWARE OR SERVICES WITH THE REQUIREMENT OF ANY LAW, RULE, SPECIFICATION OR CONTRACT, PATENT OR COPYRIGHT INFRINGEMENT, TITLE, OR LATENT DEFECTS. LESSOR SHALL HAVE NO LIABILITY WHATSOEVER FOR THE BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY THE SUPPLIER(S). LESSOR MAKES NO REPRESENTATION AS TO THE TREATMENT BY LESSEE OF THIS LEASE AGREEMENT FOR FINANCIAL STATEMENT OR TAX PURPOSES. LESSEE LEASES THE EQUIPMENT “AS IS”. Lessee agrees, regardless of cause. not to assert any claim whatsoever against Lessor for any indirect, consequential, incidental or special damages or loss, of any kind, including, without limitation, any loss of business, lost profits or interruption of service.

    (b) Lessee shall look solely to the Supplier(s) for any and all claims related to the Equipment, Software or Services. LESSEE UNDERSTANDS AND AGREES THAT NEITHER SUPPLIER(S) NOR ANY SALESPERSON OR OTHER AGENT OF SUPPLIER(S) IS AN AGENT OF Lessor, NOR ARE ANY OF THEM AUTHORIZED TO WAIVE OR ALTER THIS LEASE AGREEMENT. No representation by Supplier(s) shall in any way affect Lessee’s duty to pay the Payments and perform its obligations under this Lease Agreement. Lessor agrees, so long as there shall not have occurred or be continuing any Event of Default as defined in section 25, that Lessor will permit Lessee, as Lessee’s sole and exclusive remedy hereunder, to enforce in Lessee’s own name and at Lessee’s sole expense, any Supplier’s or Manufacturer’s warranty or agreement in respect of the Equipment to the extent that such warranty or agreement is assignable.

    7.        NO OFFSET: THIS LEASE AGREEMENT IS A NET LEASE. LESSEE’S OBLIGATIONS TO PAY ALL AMOUNTS UNDER THIS AGREEMENT SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY SET-OFF, COUNTERCLAIM, ABATEMENT, REDUCTION, RECOUPMENT, INTERRUPTION OR DEFENSE FOR ANY REASON WHATSOEVER, INCLUDING DEFECTS OR FAILURE IN, LOSS OF USE OR POSSESSION OF, OR DISCONTINUANCE OF THE EQUIPMENT, SOFTWARE OR SERVICES. THIS LEASE AGREEMENT CANNOT BE PREPAID OR TERMINATED BY LESSEE UNLESS AGREED IN WRITING BY LESSOR.

    8.        TITLE TO AND LOCATION OF EQUIPMENT: (a) Unless otherwise expressly provided in a Schedule, title to each item of Equipment shall remain with Lessor or its assigns at all times and Lessee shall have no right, title or interest therein except as expressly set forth in this Lease Agreement. Lessee, at its expense, will keep the Equipment free and clear of all claims, liens, and encumbrances, other than those which result from acts of Lessor or its assigns. All items of Equipment shall at all times remain personal property notwithstanding that any such Equipment may be affixed to realty.

    (b) The Equipment shall be delivered to the location specified in the related Schedule and shall not be relocated, displaced or moved without Lessor’s prior written consent. Lessee shall in no event permit any Equipment to be removed outside the United States.

    9.        SOFTWARE: Lessor and Lessee acknowledge that the Software leased hereunder may be owned by a Supplier and that neither Lessor nor Lessee may have any ownership rights therein. Lessee shall, where required by the Supplier, enter into a license or other such agreement for the use of the software. Any software license agreement shall be separate and distinct from this Lease Agreement and any Schedule and Lessor and any Assignee shall have no obligations thereunder, but shall have the right under this Lease Agreement to require Lessee to terminate its use of the Software in an Event of Default. All Software leased hereunder shall be subject to all provisions of this Lease Agreement. Upon termination of this Lease Agreement or any Schedule, Lessee hereby assigns to Lessor, to the extent assignable, any and all licenses and rights to the Software.

    10.        TAX BENEFITS: (a) Lessee acknowledges that Lessor intends to claim all available tax benefits of ownership with respect to the Equipment (the “Tax Benefits”), unless otherwise expressly provided in a Schedule. All references to Lessor in this Section include the consolidated taxpayer group of which Lessor is a member. Tax Benefits shall include interest deductions, investment tax credit and depreciation deductions using the “applicable depreciation method” set forth in Section 168(b)(1) of the Internal Revenue Code, as amended (the “Code”) over the “applicable recovery period” set forth in Section 168(b)(1) of the Code. Lessee represents and warrants to Lessor that at no time during the Term will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such sublessee or assignee, or act or omission is otherwise permitted by the terms of this Lease Agreement), which may result in the disqualification of any of the Equipment for, or recapture of, all or any portion of the Tax Benefits.

    (b)        If as a result of a breach of any representation, warranty or covenant of Lessee in this Lease Agreement, any Schedule or any other Document, or any act, omission or misrepresentation by Lessee, (i) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its Federal income tax return all or my portion of the Tax Benefits, or (ii) any such Tax Benefit is disallowed or recaptured (a “Loss”), than Lessee shall pay to Lessor, on demand, as an indemnity and as additional rent, an amount which will, after deduction therefrom of all taxes required to be paid by Lessor with respect to such amount, enable Lessor to receive the same after-tax rate of return that Lessor would have realized had such Loss not occurred, plus all interest and penalties assessed on such Loss.

    11.        USE OF EQUIPMENT; INSPECTION: During the Term, Lessee may possess and use the Equipment in accordance with this Lease Agreement and Lessor shall not disturb Lessee’s quiet enjoyment of such Equipment unless an Event of Default has occurred and is continuing. During the Term, Lessee shall comply with the terms of this Lease Agreement, applicable law, insurance policies, installation requirements (including environmental specifications) and warranties of Supplier(s) concerning the Equipment. Lessee shall obtain all permits and licenses, if any, necessary for the Equipment. Lessor shall have the right, upon reasonable prior notice to Lessee and during regular business hours, to inspect the Equipment.

    12.        FURTHER ASSURANCES: Lessee shall provide to Lessor at Lessor’s request, such documents and assurances as Lessor deems necessary for the confirmation or perfection of this Lease Agreement, including corporate or other resolutions, opinions of counsel and financing statements. Lessee authorizes Lessor to prepare and file financing statements, with respect to the Equipment and this Lease Agreement. Any such filings shall not be deemed evidence of any intent to create a security interest under the UCC, unless otherwise expressly provided in a Schedule. Lessee will within 120 days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee’s balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Upon request, Lessee will also deliver to Lessor quarterly, within 60 days of the close of each fiscal quarter of Lessee, Lessee’s quarterly financial report certified by Lessee’s chief financial officer. Lessee will provide Lessor with any further financial information or reports, upon request. Lessee agrees to promptly notify Lessor in writing of any change in Lessee’s name, its state of organization or in the location of its principal place of business.

    13.        DAMAGE, DESTRUCTION OR LOSS:

    (a) From the date the Supplier(s) ships the Equipment to Lessee and until the Equipment is redelivered to Lessor, Lessee shall bear the entire risk of loss, damage, or destruction with respect to the Equipment resulting from any cause whatsoever.

    (b) If any Equipment becomes damaged beyond repair, lost, stolen, destroyed or permanently rendered unfit, or in the event of any condemnation or taking by any governmental authority (any such occurrence being hereinafter referred to as an “Event of Loss”), then Lessee shall promptly notify Lessor, and Lessor shall, at its sole option and in its sole discretion, do either of the following:

    (i) At Lessee’s expense, permit Lessee, provided there exists no other Event of Default at such time, to promptly replace the affected Equipment with like or better replacement equipment of identical make, model, configuration, capacity and condition, in good repair, free and clear of all liens, in which case any such replacement equipment shall become the property of Lessor and for all purposes of this Lease Agreement shall be deemed to be the Equipment which at replaced (in which event, Lessee shall certify to Lessor that such replaced Equipment shall no longer be in use and shall never again be placed in use); or

    (ii) Terminate the Schedule with respect to the affected Equipment and directed Lessee to pay to Lessor on the next payment date, all past due rents and all obligations due under the Lease with respect to the affected Equipment, including taxes, indemnities and attorney’s fees, plus an amount equal to the sum of (A) the present value of the remaining rental payments discounted by five percent

(5%), plus (B) the fair market value in continued use of the Equipment as of the date of such Event of Loss (which fair market value the parties hereby agree shall not be less than 25% of the “Capitalized Lessor’s Cost” (as indicated in the applicable Schedule) for the Equipment) (such amount shall be the “Stipulated Loss Value”).

    14.        INSURANCE: Lessee, at its own expense, shall insure the Equipment against all risks in an amount at least equal to the full replacement cost thereof, with carriers acceptable to Lessor, under a policy containing a loss payable endorsement and breach of warranty endorsement in favor of Lessor and its successors and assigns, irrespective of any breach of warranty or other act or omission of Lessee. Lessee shall further, at its expense, maintain in effect a policy of comprehensive public liability and property damage insurance in form and amount and with carriers satisfactory to Lessor, which names Lessor and its successors and assigns as additiona1 insureds. The policies shall provide that they may not be canceled or altered without at least 30 days prior written notice to Lessor or its assigns. Lessee shall deliver to Lessor copies or other evidence satisfactory to Lessor of each insurance policy upon Lessee’s execution of each Schedule and each renewal thereof. Lessor shall have the right, on behalf of itself and Lessee, and Lessee hereby appoints Lessor as Lessee’s attorney-in-fact, to make proofs of loss or claims for, make adjustments with insurers, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under said insurance policies.

    15.        MAINTENANCE AND REPAIRS: Lessee shall, at its expense, maintain the Equipment and all additions, attachments and accessories thereto, in good repair, condition and working order (including replacement of all parts which become damaged, worn out or unfit for use with appropriate new replacement parts), excluding however, normal wear and tear resulting from Lessee’s authorized use. In addition, Lessee shall maintain the Equipment at the most current engineering levels issued by the Supplier of the Equipment and shall comply with all directives issued by such Supplier. Lessee shall, at its expense, enter into and keep in force during the Term a maintenance agreement with the Supplier of the Equipment, and shall send Lessor a copy on request. Lessee shall promptly inform Lessor of any changes to or terminations of such maintenance agreement. Lessee shall take all actions necessary during the Term to ensure that the Equipment will be eligible, at the expiration or termination of the Rental Term, for a standard, full service maintenance contract with the Supplier thereof. Lessee, without the prior written consent of Lessor, shall make no modifications or alternations to any item of Equipment except engineering changes suggested by the Supplier, nor shall Lessee place any Equipment in storage or retire any Equipment from use during the Term. Lessee may make repairs, additions or attachments to the Equipment so long as they do not interfere with the normal and satisfactory operation or maintenance thereof, create a safety hazard or impair the originally intended function of the Equipment. All modifications, repairs, alterations, replacement parts, additions and attachments to the Equipment shall become the property of Lessor and subject to this Lease Agreement, subject, however, to the right of Lessor to require Lessee to return the Equipment to its original condition.

    16.        TAXES: (a) Lessee shall timely pay all assessments, license fees, taxes (including sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes) and all other governmental charges, fees, fines, or penalties whatsoever, whether payable by Lessor or Lessee, on or relating to the Payments, Equipment, Software or Services, or the use, registration, shipment, transportation, delivery, ownership or operation thereof, and on or relating to this Lease Agreement; excluding, however, Lessor’s net income taxes. Applicable sales and use taxes shall be paid with the Payments unless Lessee provides evidence of direct payment authority or an exemption certificate valid in the state where the Equipment and/or Software is located, (b) Lessee agrees that it will not list or report any Equipment for property tax purposes unless otherwise directed in writing by Lessor. If permitted by law, Lessee shall report and pay promptly all such taxes. Lessee shall promptly reimburse Lessor (on an after tax basis) for any such taxes charged to or assessed against Lessor. Unless otherwise expressly provided in a Schedule, Lessee shall show Lessor as the owner of the Equipment on all tax reports or returns, and send Lessor a copy of each report or return and evidence of Lessee’s payment of such taxes upon request. Lessee shall be responsible for claiming or obtaining any exemption from property taxes to which Lessee may be entitled under applicable law, and for informing Lessor of any such exemption.

    17.        LESSOR’S PERFORMANCE OF LESSEE’S OBLIGATION: If Lessee shall fail to comply with any provision of this Lease Agreement, Lessor may, but shall not be obligated to, effect such compliance, in whole or in part. All expenses incurred by Lessor in effecting such compliance, including reasonable legal fees, shall be payable by Lessee to Lessor on demand. Lessor’s performance of any of Lessee’s obligations shall not be deemed a waiver or release thereof.

    18.        TIME IS OF THE ESSENCE, LATE CHARGES: Time is of the essence in this Lease Agreement. If any Payment or other obligation of Lessee hereunder is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($0.05) per dollar on, and in addition to, the amount of such obligation but not exceeding the lawful maximum, if any. Such amount shall be payable on demand.

    19.        INDEMNIFICATION: As between Lessee and Lessor, Lessee assumes liability for, and agrees to and does hereby indemnify, protect and keep harmless, Lessor, its successors and assigns, and their respective agents, employees, officers and directors from and against any and all claims, liability, loss, cost, damage or expense (including reasonable attorney’s fees), of whatsoever kind and nature, arising out of the Equipment, any Document or the purchase, use, condition, operation, possession, control, selection, manufacture, delivery or return of any item of Equipment, regardless of where, how, and by whom operated, and any failure by Lessee to comply with any Document. The foregoing indemnities (i) include, without limitation, claims, loss, cost, damage or expense suffered or incurred as a result of any defect in the Equipment, Software or Services (whether discoverable or not) or based upon any theory of liability (including strict liability doctrines or statues), and any claim for patent, trademark or copyright infringement or environmental damage, and (ii) shall apply with respect to the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

    20.        ADVANCE PAYMENTS: If any Advance Payment (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule. Advance payments shall be applied to the first rent Payment and the balance, if any, to the final rent Payment(s) under such Schedule. In no event shall any Advance Payments or any other Payments be refunded to Lessee.

    21.        REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee represents and warrants to Lessor that as of the date of each Schedule and Acceptance Date:

    (a) Lessee has adequate power and capacity to enter into this Lease Agreement, each Schedule, each Certificate of Acceptance and any other documents required to be delivered in connection with this Lease Agreement (collectively, the “Documents”); Lessee’s execution, delivery and performance of the Documents have been duly authorized by all necessary corporate, limited liability or partnership action, as applicable, and constitute valid, legal and binding agreements, enforceable in accordance with their terms; there are no proceedings presently pending or threatened against Lessee which will impair its ability to perform under this Lease Agreement; Lessee’s exact legal name, location of its chief executive office, and state of formation are true and complete as written on page 1 of this Lease Agreement; and all information supplied to Lessor by Lessee is complete, accurate and not materially misleading.

    (b) Lessee’s entering into this Lease Agreement and leasing the Equipment and financing any Fees hereunder does not and will not: (i) violate any judgment, order or law applicable to Lessee, or any other agreement entered into by Lessee with its creditors or any other party, or Lessee’s organizational documents; or (ii) result in the creation of any lien, security interest or other encumbrance upon the Equipment or this Lease Agreement.

    (c) All financial data of Lessee, any guarantor and of any consolidated group of companies of which Lessee is a member (“Lessee Group”), delivered to Lessor now or in the future have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and fairly present the financial position and results from operations of Lessee, or of the Lessee Group, as of the stated date and period(s). Since the date of the most recently delivered financial data, there has been no material adverse change in the financial or operating condition of Lessee or of the Lessee Group.

    (d) Lessee is and will be validly existing and in good standing under the laws of the state of its organization; and Lessee is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of its properties or the nature of its business or the performance of its obligations under this Lease Agreement requires such qualification; the persons signing the Documents are acting with the full authority of its board of directors, members or managers (if the Lessee is a limited liability company), or partners (if Lessee is a partnership), and hold the offices indicated below their signatures, which are genuine.

    (e) The Equipment and Software shall only be used in Lessee’s trade or business, in accordance with applicable law. Lessee has not and will not take any action or maintain any position inconsistent with treating this Lease Agreement as creating a valid leasehold interest in the Equipment.

    (f) Lessee is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

    22.        ASSIGNMENT BY LESSEE: WITHOUT LESSOR’S PRIOR WRITTEN CONSENT, LESSEE MAY NOT, BY OPERATION OF LAW OR OTHERWISE, (A) ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS LEASE AGREEMENT OR THE EQUIPMENT OR ANY INTEREST THEREIN, OR (B) SUBLEASE OR LEND THE EQUIPMENT OR PERMIT THE EQUIPMENT TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE’S EMPLOYEES; provided, however, that Lessee may allow third parties under Lessee’s supervision to use the equipment so long as Lessee retains uninterrupted possession and control of the Equipment.

    23.        ASSIGNMENT BY LESSOR: LESSOR MAY WITHOUT THE CONSENT OF OR NOTICE TO LESSEE, ASSIGN, SELL OR ENCUMBER ALL OR ANY PART OF THIS LEASE AGREEMENT, ANY SCHEDULE, THE EQUIPMENT AND THE PAYMENTS AND OTHER AMOUNTS DUE HEREUNDER OR THEREUNDER, OR THE RIGHT TO ENTER INTO ANY

SCHEDULE. In the event of any such assignment and written direction by Lessor to Lessee, Lessee shall pay directly to any such assignee without abatement, deduction or set-off all Payments and other sums under this Lease Agreement. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. ANY SUCH ASSIGNEE SHALL HAVE ALL OF THE RIGHTS, BUT NONE OF THE OBLIGATIONS (UNLESS ASSUMED BY SUCH ASSIGNEE), OF LESSOR UNDER THIS LEASE AGREEMENT, AND LESSEE SHALL NOT ASSERT AGAINST ANY SUCH ASSIGNEE ANY DEFENSE, COUNTERCLAIMS OR SET-OFF WHICH LESSEE MAY HAVE AGAINST LESSOR FOR ANY REASON WHATSOEVER. Any such assignment shall be subject to Lessees right to possess and use the Equipment pursuant to Section 11.

    24.        RETURN OF EQUIPMENT: At least 90 days but no more than 180 days prior to expiration of the Term or any extended Term, Lessee shall give Lessor written notice of its intent to return the Equipment. Upon such expiration, Lessee at its own risk and expense, (i) will immediately have the Equipment uninstalled and returned to Lessor in the same condition as when delivered, ordinary wear and tear excepted, to such location as Lessor shall designate; and (ii) will, on request from Lessor, obtain from the Supplier (or other maintenance service provider previously approved by Lessor) a certificate stating that the Equipment qualifies for full maintenance service at the standard rates and terms then in effect.

    25.        DEFAULT: (a) Lessee shall be in default under this Lease Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (i) Lessee fails to make any Payment or any other amount payable under this Lease Agreement or any other Document and such failure continues for 10 days after it becomes due; or (ii) Lessee fails to maintain in effect any insurance required under this Lease Agreement; or (iii) Lessee fails to perform or breaches any other term, provision, or other obligation contained in this Lease Agreement or any other Document, and such failure continues for 30 days after Lessor’s written notice; or (iv) the attempted sale, lease, rejection, revocation of acceptance or encumbrance of this Lease Agreement, any Equipment, or any attachments thereto; or (v) any representation or warranty made by Lessee in connection with any Document shall be false or misleading in any material respect; or (vi) the dissolution, termination of existence or discontinuance of Lessor’s business, or (if Lessee is an individual or sole proprietorship) Lessee dies or is judicially declared incompetent, or Lessor’s insolvency, business failure, or failure to pay debts as they mature; or (vii) the appointment of a receiver or assignment for the benefit of creditors of any substantial part of Lessee’s property, or the commencement of any proceedings under any bankruptcy, insolvency, reorganization or arrangement laws by or against Lessee, and if commenced against Lessee, such proceedings are not vacated within 60 days; or (viii) the sale of all or substantially all of Lessee’s assets; or (ix) any of the foregoing events or conditions occur with respect to any Guarantor; or (x) any of the foregoing events or conditions occur with respect to any other lease, conditional sale or installment purchase agreement between Lessee and Lessor or between a Guarantor and Lessor; or (xi) there is any merger, consolidation or change in controlling ownership of Lessee or any Guarantor; or (xii) any Guarantor revokes or attempts to revoke its guaranty or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related documents to which it is a party. (For purposes hereof, “Guarantor” shall mean any guarantor or other obligor for the Lessee’s obligations hereunder.)

    (b) Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, without any further notice, do any one or more of the following in its sole discretion: (i) terminate this Lease Agreement; (ii) personally, or by its agents, take immediate possession from Lessee of any or all items of Equipment wherever found and for this purpose enter upon Lessee’s premises where any item of Equipment is located and remove such items of Equipment with due process of law, and free from all claims by Lessee, including but not limited to claims for storage fees or for any data or information remaining in or accompanying any such repossessed Equipment; (iii) declare the Stipulated Loss Value (as defined in Section 13b), together with all other sums then due and payable hereunder (including, but not limited to, accrued and unpaid Payments, late charges, indemnity amounts, legal fees and costs), to be immediately due and payable without any presentment, demand or protest (all of which are hereby expressly waived by Lessee) as liquidated damages for loss of a bargain and not as a penalty and in lieu of further Payments; (iv) cause Lessee to promptly return any or all items of Equipment to Lessor pursuant to Section 24; (v) sell any or all of the Equipment at public or private sale, with or without notice to Lessee or advertisement, or otherwise dispose of, hold, use, operate, lease to others or keep idle such Equipment, all free and clear of any rights of Lessee and without any duty to account to Lessee for such action or inaction or for any proceeds with respect thereto and (vi) exercise any other right or remedy which may be available to it under Article 2A of the UCC or other applicable law including the right to recover damages for the breach hereof.

    (c) Lessee shall be liable for, and reimburse Lessor for, all reasonable and necessary legal fees and all commercially reasonable costs and expenses incurred by Lessor as a result of an Event of Default hereunder, or the exercise of Lessor’s remedies, including placing any Equipment in the condition required by Section 24 hereof.

    (d) The proceeds of sale, lease or other disposition of the Equipment shall be applied, upon receipt, as follows: (i) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value and all other sums, including any accrued Payments and late charges, indemnity amounts, legal fees and costs due hereunder; then (ii) to reimburse Lessee any sums previously paid by Lessee to Lessor as liquidated damages; and (iii) surplus shall be retained by Lessor, except that any surplus from Equipment under a Schedule in which Lessee is expressly provided to the owner of the Equipment shall be paid to Lessee. In the event such proceeds are less than the sum of all amounts due under (i), Lessee shall promptly pay such deficiency to Lessor.

    (e) No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

    26.        TERMINATION: Each Schedule may be terminated by either party at the end of the Term or any extended Term thereof provided written notice of termination of a Schedule is given between one hundred eighty days and ninety days prior to the termination of the Schedule. If proper of termination is not given, or if the Equipment is not returned to Lessor as required under paragraph 24, the term of the Schedule shall be extended on the same terms and conditions for six months, unless earlier termination in writing by Lessor. Thereafter, the Schedule as so extended may be terminated by either party at the end of any calendar month by giving the other party ninety days prior written notice.

    27.        SURVIVAL/SEVERABILITY: All of Lessee’s indemnities and assumptions of liability in Sections 10, 16 and 19 shall continue in full force and effect notwithstanding the expiration or termination of any Term. Any provision of this Lease Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof. Such remaining provisions shall be construed to effectuate the intent of the parties as set forth herein. To the extent permitted by applicable law, Lessee hereby waives any provision of law which prohibits or renders unenforceable any provision hereof in any respect.

    28.        NOTICES, PARTIES: All notices or demands required or permitted hereunder shall be given to the parties in writing and by personal delivery, certified mail, facsimile or overnight courier service at the address herein set forth or to such other address as the parties may hereafter substitute by written notice given in the manner prescribed in this Section. Such notices or demands shall be deemed given upon receipt in the case of personal delivery and upon mailing or transmission or pickup in the case of mail, facsimile or overnight courier service, respectively. The provisions of this Lease Agreement shall be binding upon, and (subject to the limitations of Section 23 hereof) shall inure to the benefit of the assigns, representatives and successors of Lessor and Lessee. If more than one party executes a Schedule as Lessee, the liability of each shall be joint and several.

    29.        CONSTRUCTION, JURY TRIAL: This Lease Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Connecticut. The titles of the Sections of this Lease Agreement are for convenience only and shall not define or limit any of the terms or provisions hereof. Lessee acknowledges that Lessor would not enter into this Lease Agreement unless the laws of the State of Connecticut applied hereto. LESSEE AND LESSOR WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM THIS LEASE AGREEMENT, ANY OF THE OTHER DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREIN.

    30.       FINANCING, SECURITY INTEREST: (a) In the event that this Lease Agreement may be deemed to constitute a secured transaction, Lessee grants to Lessor a first priority security interest in the Equipment and any additions, attachments, upgrades, accessions, repairs, modifications, replacements thereto and proceeds thereof, including insurance proceeds, to secure Lessee’s payment of the Payments and all other payment obligations when due, and Lessee’s performance of all of the terms and conditions of this Lease Agreement.

    (b) If under applicable law any part of the Payments are deemed or determined to be imputed interest, finance charges or time-price differential (“Interest”), the parties agree that the Payments shall be deemed to be level payments of principal and Interest, with such Interest accruing on principal amounts outstanding from time to time. The rate of such Interest is not intended to exceed the maximum amount of interest permitted by applicable law. If the Interest exceeds such maximum, then at Lessor’s option, if permitted by law, the Interest payable will be reduced to the legally permitted maximum amount of interest, and any excessive interest will be used to reduce the principal amount of Lessor’s obligation or refunded.

    31.        ARTICLE 2A WAIVERS: Lessee, to the extent permitted by law, waives any and all rights and remedies conferred upon a Lessee by Sections 2A-508 through 2A-522 of such Article 2A, including, but not limited to, Lessee’s rights to: (i) cancel or repudiate this Lease Agreement; (ii) reject or revoke acceptance of the Equipment, Software or Services; (iii) claim, grant or permit a security interest in the Equipment in Lessee’s possession or control for any reason; (iv) deduct from payments or other amounts due hereunder, all or any part of any claimed damages resulting from Lessor’s default, if any, under this Lease Agreement; (v) accept partial delivery of the Equipment; (vi) “cover” by making any purchase or lease of or contract to purchase or lease equipment in substitution for Equipment designated in this Lease Agreement; and (viii) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease Agreement. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor’s damages or which may otherwise limit or modify any of Lessor’s rights or remedies.

    32.        NO ACCORD AND SATISFACTION: No payment by Lessee or receipt by Lessor of a lesser amount than the Payments specified in a Schedule shall be deemed to be other than on account of the Payments, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction. Lessor may accept any such check or payment without prejudice to Lessor’s right to recover the balance of Payments or any other amount then due and owing hereunder or to pursue any other remedy provided in this Lease Agreement.

    33.        ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS, MISCELLANEOUS: This Lease Agreement, any Schedules hereunder and the Certificate of Acceptance constitute the entire agreement between Lessor and Lessee with respect to the Equipment, the Payments and other amounts due hereunder, and the Software, Services, and Fees, and supersede all prior proposals, communications and agreements, both written and oral, between the parties. NO TERM OR PROVISION OF THIS LEASE AGREEMENT OR ANY CERTIFICATE OF ACCEPTANCE MAY BE CHANGED, WAIVED, AMENDED OR TERMINATED EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BOTH LESSOR AND LESSEE, except that LESSOR may insert the serial numbers of any Equipment into the applicable Schedule. This Lease Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Lease Agreement by signing any such counterpart. Any Payments or other amount not paid to Lessor when due shall bear interest, from the due date until paid, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Such amount shall be payable on demand.

    34.        CONFIDENTIALITY: Each party hereto agrees to keep confidential, the terms and provisions of the Documents and the transactions contemplated hereby and thereby (collectively, the “Transaction”). Notwithstanding the foregoing, the obligations of confidentiality contained herein, as they relate to the Transactions, shall not apply to the federal tax structure or federal tax treatment of the Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transactions. The preceding sentence is intended to cause each Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transactions or any federal tax matter or federal tax idea related to the Transactions.

        Lessor’s failure at any time to require strict performance by Lessee of any provisions of this Lease Agreement or the Certificate of Acceptance shall not waive or diminish Lessor’s right thereafter to demand strict performance. Waiver of any Event of Default shall not be a waiver of any other or further Event of Default. LESSEE HEREBY ACKNOWLEDGES THAT IT HAS READ, RECEIVED, RETAINED A COPY OF AND UNDERSTANDS THIS LEASE AGREEMENT, AND AGREES TO BE BOUND BY ALL OF ITS TERMS AND CONDITIONS. To the extent that any Schedule would constitute chattel paper, as such term is defined in the UCC as in effect in any applicable jurisdiction, no security interest herein may be created through the transfer or possession of this Lease Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Lease Agreement and incorporating this Lease Agreement by reference; and no security interest in this Lease Agreement and a Schedule may be created by the transfer or possession of any counterpart of a Schedule other than the original thereof, which shall be identified as the document marked “Original” and all other counterparts shall be marked “Duplicate. This Lease Agreement, identified as the document marked “Original”, is the only original hereof assignable for purposes of financing or pledging the assets described hereunder.

        IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION (LESSOR)

By:	/s/ Susan Lydon

Name:	Susan Lydon

Title:	Manager Portfolio Admin.

Date:	12-1-05

DUCKWALL-ALCO STORES, INC. (Lessee)

By:	/s/ Richard A. Mansfield

Name:	Richard A. Mansfield

Title:	V.P./CFO

Date:	12-1-05